                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 13, 2002

                            NEOSE TECHNOLOGIES, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                  0-27718                      13-3549286
               --------                  -------                      ----------
(State or other jurisdiction of   (Commission File Number)  (IRS Employer Identification No.)
incorporation)


                  102 Witmer Road, Horsham, Pennsylvania 19044
                  --------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (215) 315-9000
            -----------------------------------------------------------
          (Former name or former address, if changed since last report)




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Item 5. Other Events.

        Amendment to Shareholder Rights Plan. On June 12, 2002, the Board of Directors of Neose Technologies, Inc. (the "Company") approved an amendment to the Amended and Restated Rights Agreement between the Company and American Stock Transfer & Trust Company, as Rights Agent, effective as of December 3, 1998 (the "Rights Agreement"). The terms of the amendment are set forth in attached Amendment No. 2 to the Rights Agreement, dated June 13, 2002, which permits a specified significant stockholder to increase its percentage of beneficial ownership in the Company to more than 15%, but less than 20%, without being deemed an Acquiring Person under the Rights Agreement.

        The Board also approved an agreement with the specified stockholder related to the amendment to the Rights Plan, which is generally described in the attached press release.

Item 7. Financial Statements, Pro Forma Financial Information And Exhibits.

        (a) Financial Statements of Businesses Acquired: None

        (b) Pro Forma Financial Information: None

        (c) Exhibits: Reference is made to the Exhibit Index annexed hereto and made a part hereof.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       NEOSE TECHNOLOGIES, INC.

                                       By: /s/ C. Boyd Clarke
                                           ------------------
                                           C. Boyd Clarke
                                           President and Chief Executive Officer

Dated: June 13, 2002

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                                  EXHIBIT INDEX

Exhibit No.                     Description

     4.1 Amendment No. 2 dated June 13, 2002 to the Amended and Restated Rights Agreement dated as of December 3, 1998, between Neose Technologies, Inc. and American Stock Transfer & Trust Company, as Rights Agent.

    99.1     Press Release issued on June 13, 2002 by Neose Technologies, Inc.